UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2013

Quantum Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	1-13449	94-2665054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1650 Technology Drive, Suite 800

San Jose, CA 95110

(Address of Principal Executive Offices)

(408) 944-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 20.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 13, 2013, Quantum Corporation (the “Company”) entered into an agreement (the “Settlement Agreement”) with Starboard Value LP, and certain of its affiliates (collectively, “Starboard”), which beneficially own, including shares underlying the Company’s convertible senior subordinated notes, approximately 17% of the outstanding common stock of the Company (“Common Stock”).

Pursuant to the Settlement Agreement, the Company’s board of directors (the “Board”) agreed to increase the size of the Board from eight to nine directors and to appoint Jeffrey Smith to the Board to fill the new director position resulting from the increase in the size of the Board, effective immediately. The Company has also agreed to nominate Louis DiNardo and Philip Black for election to the Board at the Company’s 2013 annual meeting of stockholders (the “2013 Annual Meeting”). The Company has also agreed to appoint Mr. Smith to the Leadership and Compensation Committee, no later than 30 days from the date of Settlement Agreement and, within 30 days of the 2013 Annual Meeting, to appoint Mr. DiNardo as chairman of the Corporate Governance and Nominating Committee and Mr. Black to the Audit Committee. The Company has also agreed that, until the 2013 Annual Meeting, Messrs. DiNardo and Black may attend meetings of the Board in a “board observer” capacity, subject to certain limitations.

Pursuant to the Settlement Agreement, Starboard has agreed to obtain from Mr. Smith an irrevocable resignation letter pursuant to which Mr. Smith shall resign from the Board and all applicable committees of the Board if, at any time prior to the expiration of the standstill provisions in the Settlement Agreement, Starboard’s aggregate beneficial ownership of Common Stock, excluding shares of Common Stock underlying the Company’s convertible senior subordinated notes, decreases to less than 3.0% of the Company’s then outstanding shares of Common Stock. In addition, if any of Messrs. Smith, DiNardo or Black is unable to serve as a director, resigns as a director or is removed as a director prior to the 2014 annual meeting of stockholder (the “2014 Annual Meeting”), and at such time Starboard beneficially owns in the aggregate, excluding shares of Common Stock underlying the Company’s convertible senior subordinated notes, at least 3.0% of the Company’s then outstanding shares of Common Stock, then Starboard has the ability to recommend a replacement, whose appointment to the Board is subject to the recommendation of the Corporate Governance and Nominating Committee and the approval of the Board. Any replacement director must be independent of Starboard (other than a replacement for Mr. Smith), have relevant financial and business experience, and qualify as “independent” pursuant to NYSE listing standards.

Also, pursuant to the Settlement Agreement, Starboard will not, nor will it encourage any Company stockholder, to submit proposals for consideration or otherwise bring any business before the 2013 Annual Meeting, nor will it engage in certain activities related to “withhold” or similar campaigns with respect to the 2013 Annual Meeting.

The Settlement Agreement further provides that Starboard will vote all of the shares of Common Stock that it beneficially owns for the election of each of the Company’s director nominees at the Company’s 2013 Annual Meeting. Starboard will also vote in accordance with the recommendations of the Company’s Board of Directors with respect to the “say-on-pay” proposal to be presented to the Company’s stockholders at its 2013 Annual Meeting, unless Institutional Shareholder Services Inc. recommends otherwise with respect to the “say-on-pay” proposal.

Starboard is also subject to standstill provisions under the Settlement Agreement. Such provisions generally remain in effect until the earlier of (i) the date that is 15 business days prior to the deadline for the submission of stockholder nominations for the 2014 Annual Meeting or (ii) the date that is 100 days prior to the first anniversary of the 2013 Annual Meeting. These provisions restrict Starboard’s ability to engage in certain proxy solicitations, make certain stockholder proposals, call meetings of stockholders or solicit consents from stockholders, obtain additional representation on the Board and seek to remove any of the Company’s directors.

The Company has also agreed to reimburse Starboard for its reasonable, documented out-of-pocket fees and expenses, including legal fees, in connection with the 2013 Annual Meeting, the filing of a Schedule 13D amendment in connection with the Settlement Agreement and the negotiation and execution of the Settlement Agreement, up to a maximum of $30,000. Each of the parties to the Settlement Agreement has also agreed to mutual non-disparagement obligations.

The foregoing description of the terms and conditions of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference. On May 14, 2013, the Company issued a press release announcing the signing of the Settlement Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 13, 2013, pursuant to the Settlement Agreement described in Item 1.01 of this Current Report on Form 8-K, Mr. Smith was appointed to the Board, effective immediately. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Settlement Agreement, Thomas S. Buchsbaum, Elizabeth A. Fetter and Joseph A. Marengi will not stand for re-election to the Board at the 2013 Annual Meeting. The members of the Board express their deepest appreciation to each of Messrs. Buchsbaum and Marengi and Ms. Fetter for their many years of dedicated service to the Company.

Item 8.01 Other Events

On May 14, 2013, the Company announced that it will nominate Gregg Powers for election to the Board at the 2013 Annual Meeting. Prior to the 2013 Annual Meeting, Mr. Powers may attend meetings of the Board in a “board observer” capacity, subject to certain limitations. On May 14, 2013, the Company issued a press release announcing that it will nominate Mr. Powers for election to the Board. A copy of the press release is attached as Exhibit 99.2 hereto

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

10.1	Agreement, dated as of May 13, 2013, by and among Quantum Corporation, Starboard Value LP, and certain of its affiliates.

99.1	Press Release, dated May 14, 2013.

99.2	Press Release, dated May 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 14, 2013	Quantum Corporation

	By:	/s/ Shawn D. Hall
	Name:	Shawn D. Hall
	Its:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Exhibit Description

10.1	Agreement, dated as of May 13, 2013, by and among Quantum Corporation, Starboard Value LP, and certain of its affiliates.

99.1	Press Release, dated May 14, 2013.

99.2	Press Release, dated May 14, 2013.